O’SHAUGHNESSY ASSET
MANAGEMENT, LLC

CODE OF ETHICS

Dated: June 14, 2010

Topic	Page

III. Compliance Program	7

IV. Insider Trading	9

V. Personal Trading Activities	11

A.Prohibited Conduct	12

B.Pre Clearance Requirements	12

C. Exemptions Relating to Pre Clearance Requirements	15

D. Trading in Reportable Funds	15

E.Duty to Report Information on Personal Trades	16

VI. Definitions	18

A. General Defined Terms	18

B. Terms Defining the Scope of a Beneficial Interest in an Investment	18

C. Terms Defining the Scope of a Reportable Transaction	19

I.  INTRODUCTION

This Code of Ethics (“Code”) is intended to assist all employees of O’Shaughnessy Asset Management, LLC (“OSAM” or the “Company”) in meeting the high standards we follow in conducting our business.  One of our most important assets is our reputation for integrity and professionalism.  The responsibility of maintaining that reputation rests with you and all other employees.  This shared commitment underlies our success as individuals and as a business.

The Code contains procedural requirements that you must follow to meet certain regulatory and legal requirements.  Such procedures:

•
Establish standards of conduct with respect to OSAM’s clients and outside parties, including the duty to protect the confidentiality of client information and rules relating to gifts and business entertainment.

•	Establish sanctions for infractions of the Code.

•	Define “non-public information” and set forth the parameters for appropriate use of such information.

•	Address trading restrictions applicable to personal investments.

The Code does not and cannot cover every possible set of facts and circumstances.  Technical compliance with the Code is not sufficient if a particular action would violate the spirit of the Code.

Unless defined as they are used, the capitalized terms used in this Code are defined in Section VI below.

A.      Individuals Covered by the Code.

Access Persons: All of OSAM’s officers, directors and employees, as well as anyone else who provides investment advice on OSAM's behalf and is subject to the Company's supervision and control.

II. STANDARDS OF BUSINESS CONDUCT

This Code is based on the principle that OSAM owes a fiduciary duty to its clients, and that all Access Persons must therefore avoid activities, interests and relationships that might (1) present a conflict of interest or the appearance of a conflict of interest with OSAM’s clients, or (2) otherwise interfere with the Company’s or an Access Person’s ability to make decisions in the best interests of its clients. As used herein, the term “Client” includes the Company’s individual and institutional clients, as well as the mutual funds OSAM advises or sub-advises.

Access Persons must at all times comply with the following standards of business conduct:

A.      Fiduciary Duty.

As a registered investment adviser, OSAM has a fiduciary relationship with its Clients.  Therefore, all Access Persons must carry out their duties solely in the best interests of Clients and free from all compromising influences and loyalties.  Under no circumstances may an Access Person cause a Client to take action or not take action for the Access Person's own benefit.  Any doubtful situation should be resolved in the Clients' favor.

B.      Compliance with Applicable Law.

All Access Persons must understand and comply with their obligations under Federal Securities Laws, as that term is defined in Section VI of the Code. Among other things, Federal Securities Laws make clear that it is illegal to defraud Clients in any manner, mislead Clients by affirmative statement or by omitting a material fact that should be disclosed, or to engage in any manipulative conduct with respect to Clients or the trading of securities.

Each Access Person is responsible to know, understand and follow the laws and regulations that apply to his or her responsibilities on behalf of OSAM.  While no Access Person is expected to be an expert on all applicable Federal Laws and regulations, they are expected to know the Federal Laws and regulations well enough to recognize when an issue arises and to seek the advice of the Compliance Department.

C.      Excessive Personal Trading.

Access Persons may not engage in excessive personal trading, or any other trading that interferes with their duties for OSAM’s Clients.  See Section V. of the Code for more information about personal trading.

D.      Avoiding Conflicts of Interest.

Access Persons may not take advantage of their knowledge or position to place their interests ahead of the interests of Clients. This duty includes an obligation to maintain complete objectivity and independence in making decisions that affect the management of Client assets.  Access Persons must disclose all material facts concerning any potential conflict of interest that may arise to the Chief Compliance Officer (“CCO”) in writing.

In adhering to this principle, Access Persons:

• may not use personal influence or personal relationships improperly to influence financial reporting by OSAM;

• may not improperly cause OSAM to take action, or fail to take action, for the personal benefit of the Access Person rather than for the benefit of OSAM or its clients;

• may not improperly use their positions with OSAM, or information that belongs to OSAM or its clients, for personal gain;

• may not bind OSAM to any agreement or arrangement with an entity in which the Access Person, directly or through family members, has any material economic interest;

• must disclose to his or her department management (hereinafter, his or her manager) any situation of which they become aware in which OSAM is entering into an arrangement or agreement with an entity in which the Access Person, directly or through family members, has any material economic interest; and

• should avoid any activities, interests or associations outside OSAM that could impair their ability to perform their work for OSAM objectively and effectively, or that could give the appearance of interfering with their responsibilities on behalf of OSAM.

E.      Treating All Clients Fairly.

Neither OSAM nor its Access Persons shall favor the interests of one Client over another.  In particular, they will not favor large accounts over small accounts, or personal or family accounts over the accounts of other clients.  Although it may not be possible to treat each Client identically in every single transaction, on the whole, no client or group of Clients will be disadvantaged to benefit any other Client or group of Clients.

F.      Sharing in Profits and Losses.

No Access Person shall directly or indirectly agree to share in the profits earned or losses incurred in any Client’s account. This does not limit OSAM from entering into performance-based fee arrangements with clients under applicable Federal Securities Laws.

G.      Guarantees.

No Access Person shall warrant or guarantee the future value of or return on any security.  In addition, no Access Person shall warrant or guarantee the success or profitability of any investment advice that OSAM renders or any trading strategy that OSAM employs.

H.      Confidential Information.

Access Persons may be in a position to know about Clients’ identities, investment objectives, funding levels, and future plans as well as information about the transactions that OSAM executes on their behalf and the securities holdings in their accounts.  All this information is considered confidential and must not be shared with persons outside the Company, such as vendors, family members, or market participants unless otherwise permitted.

In addition, Access Persons are prohibited from trading in any Investment (or Equivalent Instrument) at a time when the Access Person possesses material nonpublic information regarding the Investment or the issuer of the Investment.  Without limiting the generality of the foregoing, all Access Persons are subject to and shall abide by the Insider Trading Procedures in Section IV of this Code.

In order to ensure that confidential information is appropriately protected, Access Persons may not disclose or misuse confidential information of third parties or OSAM's confidential proprietary information to which they gain access through their relationships with OSAM, except when disclosure is authorized by OSAM or the person to whom the information belongs, or is required by law.  In addition, Access Persons generally should not disclose confidential information about OSAM or its clients to other employees of OSAM unless such other employees have a need to know such information in connection with their jobs.

I. Corporate Opportunities.

Access Persons are required to advance the interests of OSAM when an Access Person becomes aware of a financial opportunity as a result of that person’s relationship with OSAM, or through the use of OSAM property, that opportunity belongs, in the first instance, to OSAM.  No Access Person may take for himself or herself any opportunity for the sale or purchase of products, services or interests that belongs to OSAM without the prior written approval of OSAM’s Compliance Department.  If an Access Person is presented with an investment opportunity in his or her capacity as a representative of OSAM, the Access Person may personally take advantage of the opportunity only if the investment is approved in writing by the Compliance Department.  In considering any request regarding an opportunity, including an investment opportunity, the Compliance Department may consult with the Compliance Committee.

J. Gifts and Business Entertainment.

a.
Scope:  For purposes of this Section, the terms “gifts” and “business entertainment” are intended to be construed broadly and include accepting anything of value, including meals, lodging, travel, cash, Investments, merchandise, loans and expense reimbursements, except to the extent specifically excluded below.  Note that these terms include anything of value provided directly or indirectly, e.g., anything provided to an Access Person on behalf of the third party from whatever source.

For an item to be considered “business entertainment,” the vendor must be present at the event/meal and there must be an opportunity to discuss matters relating to OSAM’s business.  For example, if an Access Person receives theater tickets from a vendor, the tickets are “business entertainment” only if the vendor attends the event and there is an opportunity to discuss business matters.  If not, the tickets should be treated as a “gift” for purposes of this Section and subject to the limitations set forth below.

b.	Interpretation: All questions regarding interpretation of this Section shall be referred to OSAM’s Compliance Department.

1.	Giving Gifts:

No Access Person shall give a gift of any other thing of value in excess of $250 per individual per year to any person where the gift relates to the business of the recipient’s employer.  Nor may an Access Person make a cash payment of any amount to such individual.  The prohibitions in this paragraph do not apply to gifts to persons with whom the Access Person has a family or other personal relationship that exists apart from his or her association with OSAM.

These prohibitions also shall not apply to ordinary and usual business entertainment hosted by OSAM, so long as such entertainment is neither so frequent nor so extensive as to raise any questions of propriety.  Special requirements may apply with regard to gifts or business entertainment directed to employees of a public pension plan or Taft-Hartley pension plan.  The requirements relating to Taft-Hartley pension plans are spelled out in Appendix A to this Code.

2.      Receiving Gifts:

An Access Person may not receive any gift or any other thing of value in excess of $250 per individual per year from any person or entity that does business with or on behalf of OSAM.  This prohibition does not apply to receiving gifts from persons with whom the Access Person has a family or other personal relationship that exists apart from his or her association with OSAM. Further, these prohibitions also shall not apply to ordinary and usual business entertainment hosted by a party who does business with OSAM, so long as such entertainment is neither so frequent nor so extensive as to raise any questions of propriety.  Under no circumstances may an Access Persons solicit a gift from a person who does business with OSAM.

3.      Procedure:

OSAM’s Compliance Department maintains a gift log.  On a quarterly basis, Access Persons must report and acknowledge all gifts received and given.  Access Persons should use reasonable judgment in estimating the value of any gifts received.  Any questions about the fair market value of a gift should be referred to the Compliance Department. See Appendix B.

K.      Lending and Borrowing.

Access Persons shall not lend or borrow money, securities, or commodities to or from a client.

L.      Outside Business Activities.

No Access Person may engage in outside business activities or serve on the board of directors of a publicly-held company absent prior written authorization by OSAM’s Compliance Committee.

No Access Person shall serve as the General Partner to a limited partnership, the managing member of a limited liability company, the trustee of a trust, or the executor of an estate if such limited partnership, limited liability company, trust or estate is a Client of OSAM’s, unless the Access Person first receives written permission from the Chief Compliance Officer.  Such permission shall not be granted if it would cause OSAM to be deemed to have technical custody over the assets.  Nor will an Access Person be allowed to accept payment for acting in any such capacity if OSAM is also paid to manage the account.

M.      Political Contributions.

No Access Persons shall directly or indirectly make any political contribution to any government entity, municipality, official or candidate for the purpose of obtaining or retaining OSAM or its affiliates as investment advisers.  Access Persons are specifically prohibited from making political contributions to any person who may influence the selection or retention of an investment adviser by a government entity.  This prohibition shall not apply to contributions made to officials for whom the Access Person is entitled to vote, so long as the total amount of the contributions does not exceed $250 per election.  Access Persons are required to disclose all political contributions and certify annually that they have and will comply with this provision.

N.      Charitable Contributions.

Access Persons shall not cause OSAM to directly or indirectly make contributions to any charitable organization or cause, without first obtaining written permission.  Any decision to grant such permission will depend on the specific facts and circumstances involved.

O.      Fair Dealing.

It is OSAM’s policy to compete aggressively in each business in which it is engaged, but to compete ethically, fairly and honestly.  OSAM seeks to succeed by providing clients with excellent service, diligence, effort and knowledge, and not through unfair advantage.  To this end, OSAM is committed to dealing fairly with its clients, customers, vendors, competitors and employees.  No Access Person may take unfair advantage of any other person or business through any unfair business practice, including through improper coercion, manipulation, concealment, abuse of privileged information or misrepresentation of material fact.

P.      Safeguarding Assets and Property.

OSAM’s assets and properties represent a key portion of OSAM's value as an enterprise and are very important to OSAM’s ability to conduct its business.  OSAM's assets and properties include both physical assets such as cash, securities, physical property and equipment and intangible assets such as business strategies and plans, intellectual property, services and products.  Each Access Person is responsible for safeguarding OSAM’s assets and properties that are under his or her control.  Theft of, or fraudulently obtaining OSAM assets or property is forbidden under applicable laws and company policies, and any suspected theft or misappropriation of OSAM assets or property should be reported to the Compliance Department immediately for investigation.  Furthermore, except where permitted by OSAM, Access Persons should not abuse OSAM assets or property for their personal benefit.  In addition to protecting OSAM's assets and property from theft or misuse, Access Persons should be careful not to waste any of OSAM’s assets or property.

As part of its business, OSAM may come into possession of property of clients, vendors and other third parties.  It is vitally important to OSAM’s business and reputation that all client property that comes into OSAM's possession is protected and maintained with the same degree of skill and care as OSAM uses to safeguard its own property.  Each Access Person is responsible for safeguarding the properties, belonging to clients, vendors and other third parties, which are under his or her control.

Q.      Accuracy of Books and Records.

OSAM engages in various business activities that are subject to Federal Securities Laws.  As such, OSAM is subject to numerous regulations regarding its books and business records.  These regulations require that OSAM maintain accurate and complete business records, books and data in a timely manner.  Each Access Person is responsible to ensure the accuracy and completeness of any business information, reports and records under his or her control.  No Access Person may intentionally make false or misleading entries in any of OSAM’s books and records.  In providing information to be included in OSAM’s books and records, Access Persons must be candid and accurate.

R.      Treatment of Others.

Access Persons must treat all persons with whom they come into contact, including other employees, clients and suppliers, fairly and with respect.  Each employee should be able to work in an environment that promotes equal employment opportunities and prohibits discriminatory practices, including harassment.  Therefore, OSAM expects that all relationships among persons in the workplace will be professional and free of bias, harassment or violence.  Access Persons who violate laws or OSAM policies requiring fairness and respectful treatment of others are subject to disciplinary action by OSAM and, potentially, civil or criminal liability.  Access Persons are encouraged to report to your Manager or a member of OSAM’s Management Committee any violations of these laws or policies of which they become aware.

OSAM is committed to the diversity of its workforce in order to help achieve growth and success for the organization.  OSAM strives to provide an environment that promotes respect, integrity, teamwork, achievement and acceptance regardless of race, gender, age, national origin, or any other factor that makes people unique.  While all representatives of OSAM share the common goal of responsiveness to clients and each other, at the same time they should embrace and value the differences in employees.

III.           OSAM'S COMPLIANCE PROGRAM

A
OSAM shall provide each Access Person with a copy of this Code and any amendments thereto.   Each Access Person shall be required annually to deliver an Information Statement to the CCO.  This statement (a sample of which is attached as Appendix C to this Code) includes information regarding the Access Person's disciplinary history, outside business activities personal securities holdings and political contributions. Access Persons will also be asked to acknowledge their receipt of and compliance with the Code of Ethics.  Acknowledgement of the receipt of any future amendments to the Code will be required as well.

B.
OSAM's Compliance Department and the Compliance Committee, if necessary, shall be responsible for maintaining a surveillance program reasonably designed to monitor the activities of all Access Persons, in order to ensure compliance with this Code of Ethics and OSAM's other compliance policies and procedures.  This surveillance program shall include, but not be limited to; reviewing e-mails and other electronic communications transmitted through OSAM's facilities and reviewing Access Persons' personal trading activities, as described in more detail below.

C.
Access Persons must promptly report any existing or threatened violations of this Code of Ethics                 (by themselves or others) to the CCO.  Such reports may be oral or in writing, but if in writing, should not be sent via e-mail.  Reports need not be signed; anonymous reports will be accepted.  OSAM will not retaliate or allow its Access Persons to retaliate against any Access Person who, in good faith, reports a perceived violation of the Code of Ethics.  The CCO will create and retain a record of the reported violation and any action OSAM takes in response thereto.  Such action may include sanctioning the volatile conduct, as described below.  OSAM may be required to turn such records over to the SEC.

D.
OSAM's Compliance Committee may impose sanctions or take other action against an Access Person who violates this Code of Ethics or other OSAM compliance policy or procedure.  Possible action includes a verbal warning, letter of reprimand, suspension of personal trading privileges, suspension of employment (with or without pay) or termination of employment.  The Company may also require an Access Person to reverse an improper personal securities trade and forfeit any profit or absorb any loss derived there from.  The Compliance Committee shall compute the amount of any profit to be forfeited, and shall donate this amount to a charitable organization of the Compliance Committee's choosing.  Such donations shall not result in any net tax benefit to the Access Person.  OSAM may also report material violations to the SEC or criminal authorities.

E.
OSAM will conduct such compliance training sessions as circumstances warrant.  The purpose of these meetings is to ensure that Access Persons are familiar with the complex regulatory requirements that apply to our business. Attendance at these meetings is mandatory.

F.
OSAM's Compliance Committee or its designee may, in its sole discretion, grant exceptions to the requirements of this Code of Ethics if the circumstances warrant. All exceptions must be in writing and may be subject to such conditions as the Compliance Committee or its designee may impose.

G.
On an annual basis, in accordance with Rule 17j-1(c)(2)(ii) of the Investment Company Act of 1940 (the “1940 Act”), OSAM's Chief Compliance Officer shall prepare a written report describing any issues arising under the Code, including information about any material violations of the Code or its underlying procedures, and any sanctions imposed due to such violations, and submit the information to Advisors Series Trust’s Chief Compliance Officer for review by Advisors Series Trust’s Board of Trustees.

On an annual basis, in accordance with Rule 17j-1(c)(2)(ii) of the 1940 Act, OSAM's Chief Compliance Officer shall certify to Advisors Series Trust’s Board of Trustees that OSAM has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

IV.           INSIDER TRADING

Stiff criminal and civil penalties are imposed upon persons who trade on the basis of inside information or who communicate such information to others in connection with a securities transaction.  OSAM's Insider Trading policy applies to all Access Persons and extends to Access Persons' conduct both within and outside of their duties at OSAM.

A.
“Inside information” is defined as material nonpublic information about an issuer or security.  Such information typically originates from an “insider” of the issuer, such as an officer, director, or controlling shareholder.  However, insider trading prohibitions also extend to trading while in possession of certain market information.

“Market information” is material nonpublic information which affects the market for an issuer's securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer, which may come from sources other than an insider.  However, not all market information raises insider trading concerns. For example, portfolio managers or analysts may learn material, nonpublic market information that did not come from an insider or from someone who otherwise misappropriated the information.  Or, a portfolio manager or analyst may be able to predict a corporate action or event based on a perceptive assembly and analysis of material public information or nonmaterial nonpublic information.  Since this activity lies at the heart of what a good portfolio manager or analyst is supposed to do, such information or conclusions may be used to make investment decisions.

B.	In order to assess whether a particular situation runs afoul of the prohibition against insider trading, Access Persons should consider the following:

1.	Information is deemed "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.

2.
Information is considered "nonpublic" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special group.  Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.  In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area.  On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers, or via a telephone call-in service for investors.  Note that there also is authority that disclosure to Standard and Poor's and Moody's alone may not suffice.

3.
By virtue of SEC Rule 10b5-1, a person will be presumed to have traded "on the basis of" inside information if he was aware of the material, non-public (i.e., inside) information when he made the purchase or sale.  Notwithstanding this presumption, a person will not be deemed to have traded on inside information if he can show that: (a) before becoming aware of the information, he had (i) entered into a binding contract to buy or sell the security, which contract adequately specified the terms of the trade or did not permit the trader to exercise subsequent influence over the trade details; (ii) provided instructions to another person to execute the trade or (iii) adopted a written plan for trading the securities, and (b) the purchase or sale that occurred was pursuant to the contract, instruction or plan.

An entity other than a natural person may also escape the presumption of trading on the basis of inside information if the entity can show that the person who made the investment decision on behalf of the entity was not aware of the information, and if the entity had implemented reasonable policies and procedures to ensure against insider trading violations.

C.
SEC Rule 10b5-2 addresses the question of when insider trading liability arises from the misappropriation of confidential information in the context of a family or other personal relationship.  Under this rule, a person receiving confidential information could be liable for insider trading where:

1.	the person agreed to keep the information confidential;

2.	a reasonable expectation of confidentiality can be implied from the fact that the parties to the communication have a history or practice of sharing confidences; or

3.
the person supplying the information is a spouse, partner, child or sibling of the person who receives the information, unless there is an affirmative showing based on the particular circumstances of the family relationship that there was no reasonable expectation of confidentiality.

D.	The selective disclosure of material nonpublic information by corporate insiders may lead to insider trading violations by an outsider -- OSAM, for example -- under the following conditions:

1.	the insider intentionally breached a duty of confidentially owed to the issuer's shareholders;

2.	the insider received some personal benefit from this breach, either by way of monetary gain or a reputational benefit that could translate into future earnings:

3.	the outsider knew or should have known that the insider breached a duty by disclosing the information; and

4.	the outsider acts with a mental state showing an intent to deceive, manipulate or defraud.

An outsider might also run afoul of the prohibition against insider trading under a "misappropriation" theory.  This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer's shareholders.  An example of this would be an employee of an investment adviser who trades while in possession of material, nonpublic information she learns in the course of her advisory duties.  Investment information relating to OSAM's Clients should be treated as inside information.

E.
In order to prevent even inadvertent violations of the ban on insider trading, or even the appearance of impropriety regarding other forms of personal trading, all Access Persons must adhere to the following standards of conduct:

1.
All information about Clients, including but not limited to the value of accounts; securities bought, sold or held; current or proposed business plans; acquisition targets; confidential financial reports or projections; borrowings, etc. must be held in strictest confidence. Using or sharing this information other than in connection with the investment of OSAM's managed accounts is strictly prohibited.

2.	When obtaining material information about an issuer from insiders of the company, determine whether this information has already been disseminated through public channels.

3.	In discussions with securities analysts, it also may be appropriate to determine whether the information the analyst provides has been publicly disseminated.

If you suspect that you or the firm has learned material, nonpublic information, you should immediately contact the Compliance Department and refrain from disclosing the information to anyone else, unless specifically advised to the contrary.  The Compliance Department will review the information and consult with the Compliance Committee and/or outside counsel, if necessary, to determine whether the information is material and non-public.  The following measures will be taken if deemed necessary:

OSAM will place the affected company on a "Watch List" and restrict the flow of material, non-public information to allow OSAM's portfolio managers, analysts and traders who do not come into possession of the information to continue their ordinary investment activities.  (This list is highly confidential and may not be disseminated to anyone outside OSAM's Compliance Department.)

In the alternative, OSAM will place the affected company on a "Restricted List" in order to prohibit trading in any security of the affected company, except non-solicited trades after specific approval by OSAM's Compliance Department.  (This list is highly confidential and may not be disseminated to anyone outside OSAM's Compliance Department.)

V. PERSONAL TRADING ACTIVITIES

Note that the provisions contained in this Section apply to all transactions in which an Access Person has or acquires a Beneficial Interest.  As explained more fully in Section VI  below, an Access Person is generally deemed to have a Beneficial Interest in any Investment he or she owns individually or jointly with another person, and any Investment owned by a member of the Access Person's Immediate Family who resides in the Access Person's household.  The terms "Investment" and "Immediate Family" are also defined below.

Even where there is no misuse of material, nonpublic information, the purchase or sale of securities by an investment adviser or its employees for their own accounts may be problematic.  Because OSAM is compensated to render investment advice to Clients, fiduciary concerns arise where Access Persons also trade for their own accounts. Therefore, Access Persons must conduct any personal securities trading in a manner which avoids not only actual improprieties but even the appearance of impropriety.  In order to achieve these goals, Access Persons must strictly comply with the following requirements.

A. Prohibited Conduct.

Access Persons may not:

1.
Initial Public Offerings and Limited Offerings.  Any purchase of an Investment in an initial public offering or a limited offering (other than a new offering of a registered open-end investment company) to avoid any violations of Rule 17j-1(e).

2.
Independent Judgment.  Allow the independent judgment they exercise on behalf of Clients to be compromised.  Under no circumstances, may an Access Person take or fail to take any action for Client accounts in order to benefit his or her own Investment interests.

3.	Market Manipulation. Engage in transactions intended to raise, lower, or maintain the price of any Investment or to create a false appearance of active trading.

4.
Front-Running Transactions.  Make any purchase or sale of an Investment (or Equivalent Instrument) at a time when the Access Person knows that (a) OSAM is or may be considering a purchase or sale of such Investment on behalf of its Clients, or (b) OSAM is in the process of acquiring or selling that Investment on behalf of Clients.

5.
Market Timing.  Use their knowledge of the portfolio holdings of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund that may conflict with the best interests of the Fund and its shareholders.

6.	Others. Engage in transactions intended to raise, lower or maintain the price of any Investment or to create a false appearance of active trading;

-	Divert trading opportunities in any Investment away from managed accounts in favor of the Access Persons' own accounts or OSAM's proprietary accounts;

-	Allocate executed trades in such a way as to favor their own or OSAM's proprietary accounts and to disadvantage the accounts of Clients;

-
Engage in and any other transaction deemed by the OSAM Compliance Department to involve a potential conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety or conflict.

B. Pre-Clearance Requirements.

1	General Requirements.

Unless an exemption applies, any Transaction in which an Access Person has or acquires a Beneficial Interest must be pre-cleared in accordance with the procedures established by OSAM’s Compliance Department.

a.
Length of Trade Authorization Approval.  The authorization for a personal securities Transaction is effective until the earliest of (i) its revocation by the Compliance Department, (ii) the moment the Access Person learns that the information provided to the Compliance Department pursuant to the Pre-Clearance Procedures is not accurate, or (iii) the close of business on the trading day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Monday).

i.	If the order for a Transaction is not placed within that period, a new authorization must be obtained before the Transaction can be placed.

b.
No Explanation Required for Refusals.  In some cases, OSAM’s Compliance Department may refuse to authorize a Transaction for a reason that is confidential.  The Compliance Department is not required to give an explanation for refusing to authorize any Transaction.

2	Investment Transactions Requiring Prior Written Approval.

Access Persons are only allowed to engage in the following types of transactions if the Compliance Committee grants prior written approval.
(Please complete approval form Appendix D.)

a.	Closed –End Mutual Funds. Pre-approval is required for all transactions in Closed-End Mutual Funds, and is “Only Good For the Date Approved.”

b.
Fully Discretionary Accounts.  This account is defined as an account that has transactions in which the Access Person has no knowledge before they are completed.  This would include, for example, (i) transactions effected for an Access Person by a trustee of a blind trust, or (ii) discretionary trades by an investment manager retained by the Access Person, in each case, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed.  In order to qualify for this exception, an Access Person will be required to supply the Compliance Department with a certification in the form attached hereto as Appendix H.  He or she also will be obliged to identify each Managed Account in the Access Person's annual Holdings Report, and have duplicate statements for such Managed Account automatically sent to the Compliance Department. The Compliance Department may from time to time at its own discretion, request that the manager of the account attest that they have not discussed any investment decisions prior to any transactions being executed for the account.

c.
Fully Discretionary OSAM Managed Accounts.  This account is defined as an employee account that is managed by OSAM and that has transactions in which the Access Person has no knowledge before they are completed.  The Client/Access Person is neither consulted nor advised of the trade before it is executed.  In order to qualify for this exception, an Access Person will be required to supply the Compliance Department with a certification in the form attached hereto as Appendix H.  He or she also will be obliged to identify such Managed Account in the Access Person's annual Holdings Report, and have duplicate statements for such Managed Account automatically sent to the Compliance Department. The Compliance Department may from time to time at its own discretion, request that OSAM attest that they have not discussed any investment decisions prior to any transactions being executed for the account.  Custodians are subject to approval by the Management Committee.

d.
Access Persons’ – Existing Accounts & Client Transactions.  In the spirit of the Code and in fairness to its Access Persons OSAM has decided to allow its Access Person the opportunity to sell securities that the Access Person has acquired in existing accounts prior to employment with OSAM.  At the onset of employment, if an Access Person has an existing account that owns any security that OSAM has either traded in three calendar days prior to the Access Person requesting an approval to sell the security or if OSAM is currently trading in the security at the time that the Access Person is requesting an approval to sell the security, the Access Person must wait until three calendar days after the trade has been completed to sell the security from his/her account. For example, (1) if OSAM completed the trade in the security on Day 0, Day 4 is the first day the Access Person may trade the security for his or her own account, and (2) (1) if OSAM completes the current trade in the security on Day 0, Day 4 is the first day the Access Person may trade the security for his or her own account.  Duplicate statements for these types of Managed Accounts are to be automatically sent to OSAM’s Compliance Department.

(Exceptions may be made on a case-by-case basis at OSAM’s discretion.)

3	Investment Transactions Requiring Special Prior Written Approval.

Access Persons are prohibited from engaging in the following types of transactions unless the Compliance Committee grants prior written approval, given the special conflict-of-interest issues these transactions raise. (Please complete approval form Appendix D.)

a.
Private Placements. Hedge Funds, Limited Partnerships, Private Equity Partnerships and Venture Capital Funds. Any acquisition of a Beneficial Interest in an Investment through a Private Placement, including without limitation, investments in limited partnerships, hedge funds, private equity partnerships and venture capital funds.

4	Sanctions For Personal Trading Violations

If OSAM’s Compliance Department determines that a violation of these trading policies has occurred, they shall so advise OSAM’s Management Committee.  Depending on the severity of the violation, they may impose such sanctions, as they deem appropriate, which may include a:

a.	Warning (verbal or written);
b.	Reprimand;
c.	Reassignment of duties;
d.	Suspension of activities (e.g., your ability to trade for personal accounts);
e.	Request the employee to sell the security in question and disgorge all profits to a charity;
f.	Require the trade to be broken (if not too late);
g.	Monetary fine (e.g., including a reduction in salary or bonus);
h.	Suspension or termination of employment; or
i.	A combination of the foregoing.

C.      Exemptions Relating to Pre-Clearance Requirements.

Notwithstanding the foregoing, the following types of Transactions are exempt from the pre-clearance requirements and trading restrictions of Section V. B and C:

1.
Mutual Funds and ETFs.  Any purchase or sale of an Investment issued by any registered open-end investment companies (including College Savings Plans established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans”) or exchange-traded fund.  However, transactions in Reportable Funds are subject to the additional trading restrictions set forth in Section V.D below, and all Transactions in Reportable Funds and exchange-traded funds must be reported to the OSAM Compliance Department pursuant to Section V.E below.

2.	No Knowledge. Transactions where the Access Person has no knowledge of the Transaction before it is completed (for example, Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

3.
Certain Corporate Actions.  Any acquisition of an Investment through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Investment.

4.	Automatic Investment Plans. Any Transaction in an Investment pursuant to an Automatic Investment Plan (as defined in Section VI), except where such Plan has been overridden.

5.	Other Exempt Transactions. Any Transaction involving the following types of Investment:

a.	direct obligations of the U.S. Government;

b.	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

D.      Trading in Reportable Funds.

1.
60-Day Holding Period.  No Access Person may redeem (or exchange out of) shares of a Reportable Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of or exchange into shares of the same Reportable Fund for the same account, including any individual retirement account or 401(k) participant account.

2.	Exemptions. The following Transactions involving Reportable Funds are exempt from sixty-day holding period set forth in this Section:

a.	Money Market Funds. Transactions in any Reportable Funds that are money market funds.

b.
No Knowledge.  Transactions in any Reportable Funds where the Access Person has no knowledge of the Transaction before it is completed (for example, Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the Transaction before it is executed).

c.	Automatic Investment Plans. Transactions in Reportable Funds pursuant to an Automatic Investment Plan, except where such Plan has been overridden.

d.	Access Person - 401(k) Account Reallocations. Account reallocations (transactions) in Reportable Funds pursuant to a Defined Benefit 401 (k) Plan.

E.      Duty to Report Information on Personal Trades.

1.
Holdings Reports.  Within 10 days after an Access Person joins the Company and once a year thereafter, he or she must supply the CCO with a list of all his or her securities holdings.  The information in the Holdings Report must be current as of a date not more than 45 days prior to the individual's becoming an Access Person or -- for annual reports -- the date the report is submitted.  A sample Holdings Report form is included with the Annual Certification attached as Appendix C.

Instead of creating a separate document, an Access Person can satisfy the initial Holdings Report requirement by timely filing and dating a copy of a securities account statement listing all of his or her securities holdings, so long as that statement provides all the required information.  Likewise, an Access Person can satisfy the annual Holdings Report requirement by confirming in writing the accuracy and completeness of composite account statements that have already been supplied to the CCO or composites that have already been created by the Compliance Department.

2.
Transaction Reports.  In addition to the Holdings Reports, Access Persons are also required to report their securities transactions to the CCO on a quarterly basis, and in accordance with Rule 17j-1(d)(1)(ii) of the 1940 Act, such reports must be completed and returned within 30 days of a quarter end.  In order to satisfy this obligation, Access Persons must direct each of their broker-dealers and banks1 to send copies of confirmations and monthly or quarterly account statements directly to the CCO.  A form letter that can be used for this purpose is attached as Appendix E.  In the event that an Access Person engages in a securities transaction that does not appear on his or her account statement, he or she will be required to file a separate Transaction Report regarding the trade within 15 days after the end of the calendar quarter in which the trade took place.  A Transaction Report Form to be used for this purpose is attached as Appendix C.

_____________________
1  Information is required with regard to securities accounts only.  Regular bank account statements need not be supplied.

3.
New Reportable Accounts.  If an Access Person opens a new reportable account that has not been previously disclosed, the Access Person must immediately notify OSAM's Compliance Department in writing of the existence of the account and make arrangements to comply with the reporting requirements set forth in Appendix F.

4.	Exceptions to the Reporting Requirements. Access Persons do not need to include the following Transactions in either Holdings or Transactions Reports:

b.
Approved Retirement Plan Participant Accounts.  Transactions effected in participant accounts in 401(k) retirement plans approved by the Compliance Department, where automated feeds are received by OSAM Compliance Department.

c.
Managed Accounts.  Transactions about which the Access Person has no knowledge before they are completed.  This would include, for example, (i) transactions effected for an Access Person by a trustee of a blind trust, or (ii) discretionary trades by an investment manager retained by the Access Person, in each case, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed.  In order to qualify for this exception, an Access Person will be required to supply the Compliance Department with a certification in the form attached hereto as Appendix H.  He or she also will be obliged to identify each Managed Account in the Access Person's annual Holdings Report, and have statements for any Managed Accounts automatically sent to the Compliance Department.  The Compliance Department may from time to time at its own discretion, request that the manager of the account attest that they have not discussed any investment decisions prior to any transactions being executed for the account.

d.
Transactions in Non-Reportable Securities.  Transactions in any of the following securities:  (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high-quality short-term debt instruments (including repurchase agreements), shares issued by a registered open-end investment company that is not a Reportable Fund, and (vi) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.  However, an Access Person must report the names of all brokers, dealers or banks with which the Access Person maintains an account in which ANY securities are held for the Access Person's direct or indirect benefit, even if the only securities in those accounts are no reportable securities described in this paragraph.

e.	Automatic Investment Plans. Transactions effected pursuant to an Automatic Investment Plan, except where such Plan has been overridden.

f.
Special Note for Mutual-Fund Only Accounts.  Because transactions in mutual funds other than Reportable Funds need not be reported to the Compliance Department, Access Persons need not arrange to have copies of confirmations and account statements for Mutual-Fund Only Accounts delivered to OSAM.  "Mutual fund-only" accounts are accounts that hold only non-Reportable Funds and in which no other type of Investment may be held.  Mutual fund-only accounts do not include participant accounts in OSAM’s 401(k) Retirement Plan.  Notwithstanding this exemption, copies of statements for these accounts must be made available for review upon request by the Compliance Department, and as noted above, the existence of such accounts must be noted on the Access Person's Holdings Reports.

5.
Availability of Reports.  All information supplied pursuant to this Code may be made available for inspection to:  (a) OSAM's Compliance Department, (b) OSAM’s Compliance Committee, (c) the Access Person's department manager or designee, (d) OSAM’s Management Committee, (e) the chief compliance officer or board of directors of any Reportable Fund, (f) any attorney or agent of the foregoing or of a Reportable Fund, (g) any party to which any investigation is referred by any of the foregoing, (h) the Securities and Exchange Commission, (i) any self-regulatory organization governing the activity involved, (j any state regulatory authority, and/or (l) any federal or state criminal authority.

All records shall be maintained in accordance with Rules 204-2 under the Advisers Act and Rule 17j-1(f) under the 1940 Act.

VI.           DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

A.      General Defined Terms.

“OSAM Compliance Committee” or “Compliance Committee” means the committee that is responsible for establishing compliance policies and procedures in accordance with Rule 206-4(7) of the Investment Advisers Act of 1940 (the “Advisers Act”). Current members of the Compliance Committee are: CCO (Raymond Amoroso), CEO (James P. O’Shaughnessy), President & COO (Christopher S. Loveless).

“OSAM Compliance Department” or “Compliance Department” means OSAM employees organized under the Chief Compliance Officer, who administer the compliance program. Current Compliance Department members are: (To be determined).

“Federal Securities Laws” means the Securities Act of 1933 (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”) the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to OSAM and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

B.      Terms Defining the Scope of a Beneficial Interest in an Investment.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Investment.

An Access Person is deemed to have a Beneficial Interest in the following:

(1)      any Investment owned individually by the Access Person;

(2)      any Investment owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3)      any Investment in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

a.      the Investment is held in an account over which the Access Person has decision making authority or otherwise influences and controls (for example, the Access Person acts as trustee, executor, or guardian); or

b.      the Investment is held in an account for which the Access Person acts as a broker or investment adviser representative.

In order to rebut the presumption of Beneficial Interest and generally not be required to submit duplicate statements, an Access Person must submit a Certification of No Beneficial Interest to the Compliance Department.  A form that can be used for this purpose is attached as Appendix G

“Immediate Family” of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
Stepparent	father-in-law

Immediate Family includes other relationships (whether or not recognized by law) that OSAM’s Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

C.      Terms Defining the Scope of a Reportable Transaction.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

“Equivalent Instrument” means any security issued by the same entity as the issuer of a subject  Investment, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.  Options on Investments are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

“Investment ” includes any instrument that may be considered a security for purposes of the Federal Securities Laws, including stocks, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), bank loans, limited partnership interests, investment contracts, or investment company shares.  The term “Investment” also includes any derivative instruments on any the foregoing, such as futures, swaps, options and warrants, and any investment in commodities or commodities-related instruments, whether or not such instruments might be considered a “security” for purposes of the Federal Securities Laws.

“Private Placement” means an Investment offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities, as amended, or pursuant to Rules 504, 505 or 506 of Regulation D thereunder.

“Reportable Fund” means any fund registered under the Company Act that (a) is advised or sub-advised by OSAM.

“Transaction” means the purchase, sale, redemption or other transaction in an Investment in which an Access Person has or acquires a Beneficial Interest.

APPENDICIES

Appendix A

TO:	Distribution List
FROM:	OSAM Compliance
DATE:	September 26, 2007
RE:	Labor Union Gifts and Payments
Information Request for U.S. Department of Labor’s Form LM-10

1.      INSTRUCTIONS

O’Shaughnessy Asset Management, LLC (“OSAM”) is required to report certain gifts, payments or agreements for payments made to labor organizations/unions or union officials on Form LM-10 in accordance with the U.S. Department of Labor’s requirements. OSAM’s LM-10 Reporting Form (the “Form”) and supporting documentation should be used for Payments or Agreements to make Payments made by you to any Labor Organization/Union or Union Official.

•      “Labor organization/Union” means a labor organization engaged in an industry affecting commerce and includes any organization of any kind, any agency, or employee representation committee, group, association, or plan so engaged in which employees participate and which exists for the purpose, in whole or in part, of dealing with employers concerning grievances, labor disputes, wages, rates of pay, hours, or other terms or conditions of employment, and any conference, general committee, joint or system board, or joint council so engaged which is subordinate to a national or international labor organization, other than a State or local central body. 29 U.S.C. § 402(i).

•      “Union Official” includes officers, agents, shop stewards, employees and other union representatives (for OSAM, these typically involve union representatives of current or prospective Taft-Hartley plan clients).

•      “Payment” includes anything of value, including payments for which you were not reimbursed by OSAM (e.g., loans, gifts, entertainment, meals, transportation, hotel, tickets, and on-site events).  However, it does not include direct contributions to a charitable organization, such as contributions for a fund-raising event honoring a Union Official where no money is actually given to the Union Official.  Supporting documentation for a payment might include a receipt, bill or invoice.

•      “Agreement” includes promises or any other commitment to make a Payment on a future date.  Supporting documentation for an agreement might include a contract, order form, or perhaps in the case of a client conference, the RSVP form where a Taft-Hartley client asked Brandywine to pay for its hotel rooms.

2.      INFORMATION REQUEST – COMPLETE LM-10 REPORTING FORM, ATTACHED

A-1

O’Shaughnessy Asset Management, LLC
LM-10 REPORTING FORM SUBMITTED BY:					DUE DATE:
SIGNATURE:

Please provide the following information for each Union Official or Labor Union (“Union”) that received an ACTUAL OR AGREED – UPON PAYMENT(S) in any client account.

(YOU MAY COPY THIS FORM AND USE ADDITIONAL SHEETS, IF NEEDED.)

Name of Union or Union Official	Union Official’s Position(s) in Labor Union	Union Affiliation	Business Address of the Union	Business Address of Union Official if different than Union’s	Description of relationship with Union and Union Official	Date of Payment or Agreement	Amount Involved	Actual Payment or Agreement for Payment (Attach Agreement and Receipts)	Item Description / Type of Payment	Form of Payment (check, cash, property etc.)	Amount reimbursed by Employer	Explanation of purpose / circum-stances for payment

A-2

Appendix B

O’SHAUGHNESSY ASSET MANAGEMENT, LLC PERSONAL SECURITIES TRANSACTIONS REPORT QUARTER ENDING _______________ 3_, 20__ (“REPORTING PERIOD”) DUE BY: ____________ ___, 20__

Name of Individual(s): (Please Print)                                                                                  Date:
List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported because of your beneficial ownership in such securities.

SECTION 1:  I had      ☐ No reportable transactions for the Reporting Period
☐ Reportable transactions for the Reporting Period pre-approved
☐ The following reportable transactions for the Reporting Period not pre-approved
                                      (Possible violations of OSAM’s Code of Ethics) Please use additional sheet if needed
DATE	SECURITY	AMOUNT	ACTION – EX. BUY, SELL, ETC.	PRICE PER SHARE	BROKER COMMISSION	BROKERAGE FIRM

SECTION 2: CHANGE IN PERSONAL ACCOUNTS
 ☐ I certify that I have informed Compliance in writing (via the “Account Change Form”) of any changes to my Personal Trading Accounts.  OSAM Compliance is aware of any accounts in which I have trading authority in as stated in the Code of Ethics.

SECTION 3: Receipt and/or Giving of Gifts during the Reporting Period.  I had
☐No reportable transactions for the Reporting Period
☐Reportable transactions for the Reporting Period (Please list and use additional sheets if needed)
DATE	ACTION (GIVEN OR RECEIVED)	NAME OF GIVER/RECIPIENT	RELATIONSHIP (CLIENT/POTENTIAL CLIENT/OTHER)	APPROXIMATE VALUE	DESCRIPTION OR NOTES

I certify that the information I am providing in this Personal Securities Transactions Report is accurate and includes all transactions from all of my brokerage accounts which I am required to report under applicable personal securities transaction reporting rules, a copy of which I have received and understand. To the best of my knowledge, I have complied with the terms and spirit of those rules.

EARLY SUBMISSIONS (Before __/__/20__) -- I am responsible for disclosing my reportable holdings for the Reporting Period. I am submitting this report before the end of the Reporting Period because (1) the items disclosed are current as of the submission date and (2) are not subject to change before the submission deadline.  If any changes occur, I will amend this submission on or before the submission deadline.  I understand that amendments after the submission deadline (“Late Submissions”) constitute a violation of OSAM's Code of Ethics and may result in disciplinary action.

LATE SUBMISSIONS (After __/__/20__) – I understand that late submissions, including amendments to early submissions, constitute a violation of OSAM's Code of Ethics and may result in disciplinary action. Please state reason for Late Submission on back of this page.

Signature: _________________________________________________________________	Date: _______________________________________________

For Use by Compliance Department Only. Reviewed By: _______________________________________________________________	Date: _______________________________________________

B-1

Appendix C

Acces Person Last Name	First Name	Mid Initial

Department		Phone Ext.

ACKNOWLEDGMENT1 OF RECEIPT OF CODE OF ETHICS
AND ANNUAL CERTIFICATION

Please specify:	☐Initial Report	or	☐Annual Renewal

                                             (New Access Person)                                                (You were previously a Access Person)

1.	Acknowledgement

I acknowledge that I have received a copy of the current OSAM’S Code of Ethics and I represent that:

a.
I have read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire any Beneficial Interest .  I have read the definition of “Beneficial Interest” on page 19 of the Code of Ethics, and I understand that I may be deemed to have a Beneficial Interest in Investments owned by members of my Immediate Family and that Transactions effected by members of my Immediate Family may therefore be subject to this Code.

b.
I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to Section III.D & Section V. B(4) of the Code) and as determined by OSAM’S Compliance Committee (or its delegate).  Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.

c.	I will comply with the Code of Ethics in all respects.

OSAM’s Compliance Department provides training on the Code of Ethics annually to each employee. However, each employee is responsible for understanding and complying with the Code of Ethics.

___________________________
1 ALL capitalized terms are defined in the Code of Ethics.

2.	Personal Investment Holdings Report

The following is a list of all Investment accounts and Investments not held in such accounts in which I have a Beneficial Interest, and such information is current as of a date no more than 30 days prior to the date hereof:

Table 1 – Investment Accounts

Instructions:

•	Provide the information requested below for each Investment account (other than “mutual fund only” and managed accounts) in which you have Beneficial Interest. Indicate “N/A” or “None” if appropriate.

•
Attach the most recent account statement for each account identified that is not maintained at an approved broker-dealer, as designated by the OSAM Compliance Department.  Indicate “N/A” or “None” if appropriate.

•	Attach separate sheets if necessary

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER	Discretionary account: Check here
Ex: Smith Barney	Jane Smith (IRA)	spouse	xxx-xxxxx

Table 2 – Mutual Fund-Only and Managed Accounts

Instructions:

•	Please list any “mutual fund-only or managed accounts” in which you hold a Beneficial Interest in the table 2 below:

•	A “mutual fund only account” is defined as an account that holds only non-Reportable Funds and in which no other type of Investment may be held.

•
A managed account is defined as an accounts where you have no knowledge of the transaction before it is completed (for example, (i) transactions effected for you by a trustee of a blind trust, or (ii) discretionary trades by an investment manager retained by you, in each case, in connection with which you are neither consulted nor advised of the trade before it is executed).

•
You do not need to attach statements for any mutual fund-only or managed accounts.  However, you may be asked to provide statement information regarding the accounts below at any time upon specific request by the OSAM Compliance Department.

•	Attach separate sheets if necessary

NAME OF BROKER DEALER, BANK, OR MUTUAL FUND	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER	Mutual funds-only account: Check here

Table 3 – Other Investment Holdings

Instructions:

·
If you have Beneficial Interests in any Investment that are not held in an Investment account listed above (stock certificates, private equity investments), list them below.  Indicate “N/A” or “None” if appropriate.

•	Attach separate sheets if necessary

NAME OF SECURITY OWNER	RELATIONSHIP if security owner is not the Access Person	NAME/TITLE OF SECURITY	TYPE OF SECURITY	TICKER OR CUSIP	NUMBER OF SHARES / PRINCIPAL AMOUNT

3.	Outside Business Opportunities

The following is all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors.  Indicate “N/A” or “None” if appropriate.

NAME OF COMPANY	NATURE OF MY INVOLVEMENT

4.	Political Contributions (annual renewals only)

The following is a list of all political contributions that I have made since the date of my last certification under the OSAM Code of Ethics:

Date	Recipient	Amount

5.	Certification

a.	[Annual Renewals Only]

I hereby certify that since the date of my last certification under the OSAM Code of Ethics, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Investment Transaction that I have engaged in since such date, I hereby certify that:

i.	I did not execute any Transaction in an Investment (or Equivalent Instrument) at a time when I possessed material nonpublic information regarding the Investment or the issuer of the Investment.

ii.	I did not execute any Transactions with the intent of raising, lowering, or maintaining the price of any Investment or to create a false appearance of active trading.

iii.
I did not execute any Transaction in an Investment (or Equivalent Instrument) at a time when I was in possession of non-public information to the effect that (i) OSAM is or may be considering an investment in or sale of such Investment on behalf of its clients, or (ii) have or may have open, executed, or pending portfolio transactions in such Investment on behalf of its clients.

iv.
I did not use my knowledge of the portfolio holdings of a Reportable Fund to engage in any trade or short-term trading strategy involving such Fund that may have conflicted with the best interests of the Fund and its shareholders.

v.	If an Investment was acquired in a private placement, I obtained the prior written approval of the OSAM Compliance Department prior to acquiring such Investment.

vi.
I have reported and acknowledged all gifts received on a quarterly basis since the date of my last certification under the OSAM Code of Ethics, and that I have not accepted any gift with a fair market value in excess of $100 without the prior written approval of the OSAM Compliance Department.

b.	I further certify that the information on this form is accurate and complete in all material respects.

Access Person’s Name: ____________________________________________

Access Person’s Signature:  _________________________________________

Date:  __________

Appendix D

O’SHAUGHNESSY ASSET MANAGEMENT, LLC PERSONAL SECURITY TRANSACTION APPROVAL FORM

A. NAME OF INDIVIDUAL(S)*:

_________________________________________________

TYPE OF SECURITY: (Click on the appropriate box.)
(For approvals of more than one security please complete the reverse side.)

STOCK	☐	BOND	☐

OPTION	☐	OTHER	☐

CLOSED END MUTUAL FUND	☐	PRIVATE PLACEMENTS	☐

NAME OF SECURITY/FUND:

____________________________________________________

CUSIP OR SYMBOL:   ____________________________________________________

BUY    ☐       SELL      ☐                NUMBER OF SHARES          ____________________________

BROKERAGE FIRM USED:   ________________________________________________

APPROVED BY:                                __________________________________________

DATE APPROVED:                           __________________________________________

APPROVAL ONLY GOOD FOR THE DATE APPROVED.

•	List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported by reason of your beneficial ownership in such securities.

D-1

Appendix E

FORM OF LETTER TO BROKER DEALER, BANK, OR MUTUAL FUND

(Date)

(Name and
Address)

Subject:                      Account #

Dear _______________________ :

I or a member of my immediate family is affiliated with O’Shaughnessy Asset Management, LLC (“OSAM”), an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Pursuant to OSAM’s Code of Ethics and the provisions of Rule 204a-1 under the Advisers Act, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

O’Shaughnessy Asset Management, LLC
Attention: Compliance
Six Suburban Avenue
Stanford, CT 06901

Thank you for your cooperation. If you have any questions, please contact me or Raymond Amoroso (OSAM’s CCO) at (203-975-3318).

Sincerely,

(Name of Access Person)

E-1

Appendix F

O’SHAUGHNESSY ASSET MANAGEMENT, LLC PERSONAL SECURITIES TRANSACTIONS REPORT

ACCOUNT CHANGE FORM

Name of Individual(s):(Please Print)                                                                                                                               Date:
List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported because of your beneficial ownership in such securities.

New Accounts and/or Closed Accounts- List the requested accounts as defined in OSAM Code of Ethics.
ACTION – ACCOUNT OPENED, CLOSED, OR TRANSFERED	DATE	BROKER-DEALER, BANK, CUSTODIAN, ETC. (PROVIDE NAME AND ADDRESS TO REQUEST DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS)	ACCOUNT DESIGNATION (i.e. NAME ON ACCOUNT AND TYPE OF ACCOUNT)	RELATIONSHIP OF ACCOUNT OWNER TO ACCESS PERSON/EMPLOYEE	ACCOUNT NUMBER	DESCRIPTION (DISCRETONARY, NON-DISCRETIONARY, MUTUAL FUND ONLY (OPEN END)

☐ For New Discretionary Accounts, please attach a copy of your letter to your broker requesting duplicate statements/confirms be sent directly to OSAM.  If you need assistance, please contact Compliance.

I certify that I have informed Compliance in writing (via the “Account Change Form”) of any changes to my Personal Trading Accounts. OSAM Compliance is aware of any accounts in which I have trading authority in as stated in the Code of Ethics.

Signature:    _______________________________________________________                                                         Date: ___________________________________

For Compliance Department Use Only Received By: Date:

F-1

Appendix G

Acces Person Last Name	First Name	Mid Initial

Department		Phone Ext.

CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire any Beneficial Interest.  I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Investments owned by certain members of my Immediate Family and that Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household (List accounts below or attach sheet):

BROKERAGE FIRM	ACCOUNT TITLE account holder’s name and (account type)	RELATIONSHIP	ACCOUNT NUMBER

              ☐Check here if attachment is provided

  I certify that with respect to each of the accounts listed above (initial appropriate boxes):

             ☐ I do not own individually or jointly with others any of the Investments held in the account.

             ☐ I do not influence or control investment decisions for the account.

             ☐ I do not act as a broker or investment adviser representative for the account.

I agree that I will notify OSAM’s Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

_________________________________                   ___________________________________
Access Person's Signature                                                 Approved by

_________________________________                   ___________________________________
Print Name                                                                             Print Name and Title

_________________________________                   ___________________________________
Date                                                                                         Date

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Appendix H

Acces Person Last Name	First Name	Mid Initial

Department		Phone Ext.

CERTIFICATION OF MANAGED ACCOUNT

I hereby certify that although I have a Beneficial Interest in the accounts described below, I do not exercise discretion over these accounts, and I am not consulted or advised with respect to trades in these accounts before those trades are effected.  I agree to supply OSAM's Compliance Department with confirmation of these facts from the accounts' trustees or other discretionary managers if the Compliance Department so requests.

I further agree to identify these accounts in my annual Holdings Reports and to make statements for the accounts available for review upon the Compliance Department's request.

The following accounts are maintained by me or one or more members of my Immediate Family who reside in my household (List accounts below or attach sheet):

NAME OF TRUSTEE OR DISCRETIONARY INVESTMENT MANAGER	ACCOUNT TITLE account holder’s name and (account type)	RELATIONSHIP	ACCOUNT NUMBER

                  ☐Check here if attachment is provided

I agree that I will notify the OSAM Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

_________________________________                   ___________________________________
Access Person's Signature                                                 Approved by

_________________________________                   ___________________________________
Print Name                                                                             Print Name and Title

_________________________________                   ___________________________________
Date                                                                                         Date

H-1